UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 Or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2021

GB Sciences, Inc.
(Exact name of Registrant as specified in its charter)

Nevada (State or other Jurisdiction of Incorporation or organization)	000-55462 (Commission File Number)	59-3733133 (IRS Employer I.D. No.)

3550 W. Teco Avenue
Las Vegas, NV 89118
(Address of Principal Executive Offices) (Zip Code)

(866) 721-0297
Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On July 22, 2021, GBS Global Biopharma, Inc. ("GBSGB"), a wholly owned subsidiary of GB Sciences, Inc., received positive proof-of-concept data from a human immune cell model supporting their proprietary cannabinoid-containing complex mixtures (CCCM) in the suppression of COVID-related, cytokine release syndromes (CRS) while preserving anti-viral immunity. Based on this new positive proof-of-concept data, GBSGB converted its provisional patent application entitled, “CANNABINOID-CONTAINING COMPLEX MIXTURES FOR THE TREATMENT OF CYTOKINE RELEASE SYNDROME WHILE PRESERVING KEY ANTI-VIRAL IMMUNE REACTIONS” to a nonprovisional patent application on August 18, 2021.

GB Sciences’ proof-of-concept study was performed at Michigan State University using a state-of-the-science human immune model. In the study, immune cells from human donors were co-cultured together in one of four treatment groups:
●	Untreated (no inflammatory stimulus);
●	Inflammatory Stimulus (viral-CpG or bacterial-LPS);
●	Positive Control (Inflammatory Stimulus + vehicle); or
●	Cannabinoid Mixture + Inflammatory Stimulus.

Then a panel of cytokines and inflammatory markers was measured from each of these treatment groups from different immune cell types within the co-cultured cells at four time points. The levels of cytokines and inflammatory markers from each of the twenty-four different cannabinoid-containing complex mixtures (CCCM) were compared with the Positive Control (hyperinflammation levels) to determine whether the CCCM were able to suppress the levels of cytokines or inflammatory markers resulting from viral- or bacterial-induced hyperinflammation.

All twenty-four of GBSGB’s CCCMs achieved statistical significance in modulating cytokine levels in at least one of the assays within the panel of cytokines and inflammatory markers in at least one of the different immune cell types measured. The twenty-four CCCM were divided into functional categories based on the selectivity of their anti-inflammatory activities. Nine of the CCCM were categorized as Selective Anti-Inflammatory Drugs; wherein, 7 of the Selective Anti-Inflammatory CCCM decreased key COVID-19 related cytokines & preserved anti-viral immune responses and 2 of the Selective Anti-Inflammatory CCCM targeted just one or two reactions out of the panel that was measured, and they targeted a single immune cell type. These selective anti-inflammatory CCCM mixtures met our ultimate performance criteria: they suppressed COVID-related cytokines release syndrome (CRS) but left key anti-viral immune functions intact to help in the fight against opportunistic infections. We will move these formulas into a dose response study in the near future.

Fifteen of the non-selective Cannabinoid-Containing Complex Mixtures were characterized as Broad-Spectrum Anti-Inflammatory Drugs because of their demonstrated ability to suppress critical cytokines in all or most of the immune cell types studied. These broad-spectrum anti-inflammatories also have great clinical potential as there is a need for plant-based options in the anti-inflammatory drug category.

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GB Sciences, Inc. a Nevada corporation

Dated: August 23, 2021	By:	/s/ John Poss
John Poss
Chief Executive Officer